Exhibit 32.3

Certification of Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Graham Chynoweth, Chief Executive Officer of Zoom Telephonics, Inc. (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020 (the “Report”) filed with the Securities and Exchange Commission:

●	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

●	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Graham Chynoweth

Graham Chynoweth
Chief Executive Officer
April 29, 2021

A signed copy of this written statement required by Section 906 has been provided to Zoom Telephonics, Inc. and will be retained by Zoom Telephonics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.